UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Silver Bay Realty Trust Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 16, 2014

***IMPORTANT REMINDER: PLEASE VOTE TODAY***

Dear Stockholder:

We have previously mailed you information relative to the Special Meeting of Silver Bay Realty Trust Corp. to be held on September 30, 2014.

According to our latest records we have not yet received your vote.  The Special Meeting is now only a short time away.  It is important that you sign and return the enclosed Voting Instruction Form today in order to make sure that your shares will be voted at the meeting in accordance with your desires.  If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on these proposals unless they receive your specific instructions.

Your board of directors recommends that you vote FOR proposals 1 and 2.

Your vote is very important no matter how many shares you own.

Please sign and date the enclosed Voting Instruction Form (or follow the telephone & internet instructions) today.  In the event that more than one vote is received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.

Thank you for your cooperation and continued support.

Sincerely,

David N. Miller

Chief Executive Officer, President and Director

*** Please Vote Today***

Silver Bay Realty Trust Corp.

3300 Fernbrook Lane North | Suite 210

Minnetonka | MN | 55447

P 952.358.4400 | F 952.473.0105

silverbayrealtytrustcorp.com